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                                                      Exhibit 16.1 to Form 8-K/A


June 11, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated June 11, 2001, of National Commerce Bancorporation and are in agreement with the statements contained in paragraphs one, three and four on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                    /s/ Ernst & Young LLP